Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-238902) of Clean Harbors, Inc. of our report dated February 15, 2021, relating to the financial statements of LJ Energy Services Intermediate Holding Corp., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 12, 2021